                                   Exhibit F
Directors, Executive Officers and Controlling Persons of FSBI:

         Jesse T. Correll                 Douglas P. Ditto
         Randall L. Attkisson             John R. Ball
         Jill M. Martin                   Joseph E. Hafley
         Ward F. Correll                  James P. Rousey
         David S. Downey


Managers, Executive Officers and Controlling Person of FSF:

         Jesse T. Correll<F1>             David S. Downey
         Randall L. Attkisson             Douglas P. Ditto
         Jill M. Martin                   John R. Ball
         Christopher Coldiron             James P. Rousey
         Ward F. Correll

[FN]
         <F1>Mr. Correll  also  owns  approximately 82% of the outstanding membership interests of FSF.

Managers and Controlling Persons of FSC:

         Jesse T. Correll
         Randall L.  Attkisson

Members of First Southern Investments, L.L.C.

         John Ball                       J. Paul Long, Jr.
         Kathy Ball                      Becky Taylor
         William R. Clark                Everett H. Taylor
         McKinley Dailey                 Becky Taylor Custodian for Matt Taylor
         Kim Dailey                      Michael Taylor
         Tommy J. Davis                  Margaret Taylor
         Dyscim, LLC                     Robert M. Turok
         Joseph E. Hafley                Dennis Vaught


Directors, Executive Officers and Controlling Persons of Cumberland Lake Shell,
Inc.:

         Ward F. Correll, Director and controlling shareholder
         Leah D. Taylor, President and Director
         Bridget Henry, Vice President and Director
         Melinda Stogsdill, Secretary and Director

Managers, Executive Officers and Controlling Persons of Dyscim, LLC:

         Jesse T. Correll, sole manager, member and controlling person

General Partners of WCorrell, Limited Partnership:

         Jesse T. Correll, managing general partner
         Ward F. Correll, general partner

         All of the individuals identified above in this Exhibit are citizens of the United States and during the last five years, none of them (i) has been convicted of a criminal proceeding (excluding traffic violations or similar misdemeanors) nor (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         The   following   table  shows  the  business   address  and  principal
occupation(s) of the individuals identified above in this Exhibit:

Randall L. Attkisson    P. O. Box 328         Vice President, Treasurer
                        99 Lancaster Street   and Director of First
                        Standford, KY 40484   Southern Bancorp, Inc.
                                              (Bank holding company)

                        5250 South Sixth St. President, Chief Operating Officer Springfield, Illinois and Director of United
                        62703                 Trust Group, Inc.
                                              (Insurance holding company)

John Ball               P. O. Box 628         Regional CEO & Director,
                        27 Public Square      First Southern National Bank
                        Lancaster, KY 40444   (Bank)

Kathy Ball              5006 Lexington Road   Registered Nurse, Bryantsville
                        Lancaster, KY 40444   Clinic (Health Care Facility)

William R. Clark        P. O. Box 628         City CEO, First
                        27 Public Square      Southern National Bank
                        Lancaster, KY  40444  (Bank)

Christopher Coldiron    P. O. Box 328         Vice President of First
                        99 Lancaster Street   Southern National Bank
                        Stanford, KY  40484   (Bank)

Jesse T. Correll        P.O. Box 328          President and Director
                        99 Lancaster Street   of First Southern Bancorp, Inc.
                        Stanford, KY 40484    (Bank holding company)

                        5250 South Sixth St.   Chairman, CEO and Director
                        Springfield, Illinois  of United Trust Group, Inc.
                        62703                  (Insurance holding company)


Ward F. Correll         P.O. Box 430          Controlling Shareholder,
                        150 Railroad Drive    Cumberland Lake Shell, Inc.
                        Somerset, KY 42502    (Gasoline wholesaler)

McKinley Dailey         P. O. Box 628         Loan Officer, First Southern
                        27 Public Square      National Bank (Bank)
                        Lancaster, KY 40444

Kim Dailey              937 Moberly Road      Teacher, Mercer County High
                        Harrodsburg, KY 40330 School (Public School)

Tommy J. Davis          P. O. Box 295         Community CEO, First Southern
                        102 West Main Street  National Bank (Bank)
                        Stanford, KY  40484

Douglas P. Ditto        P.O. Box 295          Vice President of First
                        102 West Main Street  Southern Bancorp, Inc.
                        Stanford, KY 40484    (Bank holding company)

Joseph E. Hafley        P. O. Box 328         Loan Review Officer, First
                        99 Lancaster Street   Southern Bancorp, Inc.
                        Stanford, KY  40484   (Bank Holding Company)

Bridget Henry           P.O. Box 430          Vice President, Director,
                        150 Railroad Drive    Cumberland Lake Shell, Inc.
                        Somerset, KY 42502    (gasoline wholesaler)

J. Paul Long, Jr.       P. O. Box 295         Senior Vice President, First
                        102 West Main Street  Southern National Bank
                        Stanford, KY  40484   (Bank)


Jill Martin             P. O. Box 328         Secretary,  First Southern
                        99 Lancaster Street   Bancorp, Inc.
                        Stanford, KY  40484   (Bank Holding Company)

James P. Rousey         P. O. Box 430         Regional CEO & Director, First
                        204 Fairfield Drive   Southern National Bank
                        Nicholasville, KY  40356       (Bank)

Melinda Stogsdill       P.O. Box 430          Secretary, Director,
                        150 Railroad Drive    Cumberland Lake Shell, Inc.
                        Somerset, KY  42502   (gasoline wholesaler)

Becky Taylor            3060 Harrodsburg Road Vice President, First Southern
                        Lexington, KY 40503   National Bank (Bank)

Becky Taylor Custodian
for Matt                3060 Harrodsburg Road Vice President, First Southern
Taylor                  Lexington, KY 40503   National Bank (Bank)

Everett H. Taylor       1490 New Circle Road,N.E.  Asst. Volvo Service Manager,
                        Lexington, KY 40509   Quantrell Cadillac (Car
                                                 Dealership)

Leah D. Taylor          P.O. Box 430          President, Director,
                        150 Railroad Drive    Cumberland Lake Shell, Inc.
                        Somerset, KY  42502   (gasoline wholesaler)

Michael Taylor          P. O. Box 328         Loan Officer, First Southern.
                        99 Lancaster Street   National Bank (Bank)
                        Stanford, KY  40484

Margaret Taylor         80 Lakeview Road      Homemaker
                        Stanford, KY  40484

Robert M. Turok         3060 Harrodsburg Road Executive Vice President, First
                        Lexington, KY 40503   Southern National Bank
                                              (Bank)

Dennis Vaught           P. O. Box 725         Senior Vice President,
                        894 Richmond Plaza    First Southern National Bank
                        Richmond, KY 40475    (Bank)